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                                                                      EXHIBIT 1



                           IRON MOUNTAIN INCORPORATED


                        5,000,000 SHARES OF COMMON STOCK


                             UNDERWRITING AGREEMENT


                                                                    MAY 11, 1999

BEAR, STEARNS & CO. INC.
WILLIAM BLAIR & COMPANY L.L.C.
PRUDENTIAL SECURITIES INCORPORATED
WASSERSTEIN PERELLA SECURITIES, INC.
         as Representatives of the several Underwriters named in Schedule I attached hereto

c/o Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York  10167

Dear Sirs:

                  Iron Mountain Incorporated (the "COMPANY"), a corporation organized and existing under the laws of Delaware, proposes, subject to the terms and conditions stated herein, to issue and sell to the several Underwriters named in Schedule I hereto (the "UNDERWRITERS") an aggregate of 5,000,000 shares (the "FIRM SHARES") of its common stock, par value $.01 per share (the "COMMON STOCK"), and, for the sole purpose of covering over-allotments, if any, in connection with the sale of the Firm Shares, at the option of the Underwriters, up to an additional 750,000 shares (the "ADDITIONAL SHARES") of Common Stock. The Firm Shares and the Additional Shares are collectively referred to herein as the "SHARES." The Shares are more fully described in the Registration Statement referred to below.

                  1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Underwriters that:

                  (a) The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement, including a prospectus, on Form S-3 (No. 333-44185), for the registration of the Shares and certain other securities described therein that may be offered from time to time by the Company under the Securities Act of 1933, as amended (the "SECURITIES ACT"). Such registration statement, including the prospectus, financial statements and schedules, exhibits and all other documents filed as a part thereof, as amended at the time of effectiveness of the registration statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to

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         paragraph (b) of Rule 430A of the rules and regulations of the Commission under the Securities Act (the "REGULATIONS") or incorporated by reference therein, is herein called the "Registration Statement" and the prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations, is herein called the "Basic Prospectus." The term "Prospectus" means the Basic Prospectus as supplemented by the prospectus supplement dated the date hereof (the "PROSPECTUS SUPPLEMENT") specifically relating to the Shares, in the form first used to confirm sales of the Shares, filed pursuant to Rule 424 or Rule 430A under the Securities Act. The term "preliminary prospectus" as used herein means a preliminary prospectus supplement specifically relating to the Shares, together with the Basic Prospectus. Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to
         Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), on or before the effective date of the Registration Statement, the date of such preliminary prospectus or the date of the Prospectus, as the case may be, and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include (i) the filing of any document under the Exchange Act after the effective date of the Registration Statement, the date of such preliminary prospectus or the date of the Prospectus, as the case may be, which is incorporated therein by reference and (ii) any such document so filed.

                  (b) At the time of the effectiveness of the Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) of the Regulations, when any supplement to or amendment of the Prospectus is filed with the Commission, when any document that was or will be incorporated by reference in the Registration Statement is or was filed under the Exchange Act, and at the First Closing Date and the Additional Closing Date, if any (as hereinafter respectively defined), the Registration Statement and the Prospectus and any amendments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Securities Act and the Regulations and the Exchange Act and the rules and regulations thereunder and did not or will not contain an untrue statement of a material fact and did not or will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein (i) in the case of the Registration Statement, not misleading and (ii) in the case of the Prospectus, in light of the circumstances under which they were made, not misleading. When any related preliminary prospectus was first filed with the Commission (whether filed as part of the Registration Statement for the registration of the Shares or any amendment thereto or pursuant to Rule 424(b) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Securities Act and the Regulations and the Exchange Act and the rules and regulations thereunder and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to

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         make the statements therein in light of the circumstances under which they were made not misleading. The Prospectus and any preliminary prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. No representation and warranty is made in this subsection (b), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related preliminary prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives as herein stated expressly for use in connection with the preparation thereof.

                  (c) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth in the Registration Statement and the Prospectus, there has been no material adverse change or any development involving a prospective material adverse change in the business, prospects, properties, operations, condition (financial or other) or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, and since the date of the latest balance sheet presented in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has incurred or undertaken any liabilities or obligations, direct or contingent, which are material to the Company and its subsidiaries taken as a whole, except for liabilities or obligations which are reflected in the Registration Statement and the Prospectus.

                  (d) The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied by the Company. The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission; and no order preventing or suspending the use of any preliminary prospectus has been issued by the Commission. Copies of such Registration Statement and amendments thereto (including documents incorporated by reference therein), the Basic Prospectus and all preliminary prospectuses contained therein have been delivered or made available to the Representatives.

                  (e) The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective and at the Closing Date (as hereinafter defined), will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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                  (f) The Company and each of its subsidiaries has been duly incorporated or formed, is validly existing as a corporation or limited liability company in good standing under the laws of its jurisdiction of incorporation or formation and has the corporate power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation or limited liability company authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect (financial or otherwise) on the Company and its subsidiaries, taken as a whole.

                  (g) All of the outstanding shares of capital stock of, or other ownership interests in, each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned directly or indirectly by the Company (except for 12,789,246 shares representing 49.9% of the outstanding shares of capital stock of Britannia Data Management Limited ("BDM")), free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature, except for the security interests granted under the Second Amended and Restated Credit Agreement dated September 26, 1997 between the Company and The Chase Manhattan Bank, as Agent, as amended, or with respect to BDM, the security interests granted to The Governor and Company of the Bank of Scotland.

                  (h) This Agreement and the transactions contemplated herein have been duly and validly authorized by the Company, and this Agreement has been duly and validly executed and delivered by the Company and is a valid and binding agreement of the Company enforceable in accordance with its terms except as (i) rights to indemnity and contribution hereunder may be limited by applicable law, (ii) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally and (iii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

                  (i) The Shares have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms of this Agreement (and to the extent delivered in physical form, duly countersigned by the Company's Transfer Agent and Registrar), will be duly and validly issued and outstanding, fully paid and nonassessable and will not have been issued in violation of or be subject to any preemptive rights or similar rights to subscribe for or to purchase securities of the Company. No holder of securities of the Company has any right which has not been fully waived in writing to request or require the Company to register the offer or sale of any securities owned by such holder under the Securities Act in connection with the public offering contemplated by this Agreement.

                  (j) The authorized capital stock of the Company, including the Shares, conforms as to legal matters to the description thereof contained in the Registration Statement and the Prospectus.

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                  (k) The Company has caused BDM to enter into that certain
         Share Purchase Agreement For Shares In MAP S.A. among BDM, Carrick Invest and Mr. Richard Charbonneau, dated as of May 10, 1999 as may be amended from time to time (the "MEMOGARDE AGREEMENT"), which has been duly authorized, executed and delivered by BDM and, assuming the due authorization, execution and delivery by Carrick Invest and Mr. Richard Charbonneau, is a valid and binding agreement of BDM enforceable in accordance with its terms. The execution, delivery and performance of the Memogarde Agreement and compliance by BDM with all the provisions thereof and the consummation of the transactions contemplated thereby will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws or comparable organizational documents of BDM or any of its subsidiaries or any agreement, indenture or other instrument to which it or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound, or violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to BDM, any of its subsidiaries or their respective property.

                  (l) Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or comparable organizational documents or in default (and no condition exists which, with notice or lapse of time or both, would constitute a default) in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound.

                  (m) The execution, delivery and performance of this Agreement and compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the Securities Act or under the securities or Blue Sky laws of the various states or jurisdictions of or outside the United States in connection with the offer and sale of the Shares), and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to the terms of, the charter or by-laws or comparable organizational documents of the Company or any of its subsidiaries or any agreement, indenture or other instrument to which it or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound, or violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Company, any of its subsidiaries or their respective property.

                  (n) Except as otherwise set forth in the Prospectus, there are no material legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or to which any of their respective property is subject, and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated.

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                  (o) Neither the Company nor any of its subsidiaries is
         currently in violation of any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder, which in each case might result in any material adverse change in the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

                  (p) The Company and each of its subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("PERMITS"), including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease and operate its respective properties and to conduct its respective business, except for such permits which would not result in any material adverse change in the prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole; the Company and each of its subsidiaries has fulfilled and performed all of its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof which might result in any material adverse change in the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole; and, except as described in the Prospectus, such permits contain no restrictions that materially interfere with the business or operations of the Company or any of its subsidiaries as currently conducted.

                  (q) In the ordinary course of its business, when the Company or any of its subsidiaries acquires a fee interest in a parcel of real property, the Company conducts a review (which is a Phase I Study or a review of a recent Phase I Study prepared on behalf of the seller or any predecessor owner of such property), as it relates to such real property, of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it attempts to identify and evaluate associated costs and liabilities, if any (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, any related constraints on operating activities and any potential liabilities to third parties). In the ordinary course of its business, when the Company or any of its subsidiaries enters into a long-term real property lease, the Company conducts a review (which may or may not include a Phase I Study), as it relates to such real property, of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it attempts to identify and evaluate associated costs and liabilities, if any (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not,

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         singly or in the aggregate, have a material adverse effect (financial or otherwise) on the Company and its subsidiaries, taken as a whole.

                  (r) Except as otherwise set forth in the Prospectus or such as are not material to the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, the Company and each of its subsidiaries has good and marketable title, free and clear of all liens, claims, encumbrances and restrictions except liens for taxes not yet due and payable, to all property and assets described in the Prospectus as being owned by it. All leases to which the Company or any of its subsidiaries is a party are valid and binding and no default by the Company or any of its subsidiaries, or to the knowledge of the Company or any of its subsidiaries, by any other party, has occurred or is continuing thereunder, which might result in any material adverse change in the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, and the Company and its subsidiaries enjoy peaceful and undisturbed possession under all such leases to which any of them is a party as lessee with such exceptions as do not materially interfere with the use made or proposed to be made by the Company or such subsidiary.

                  (s) The Company and each of its subsidiaries maintains, with insurers of recognized standing, reasonably adequate insurance against property and casualty loss, general liability, business interruption and such other losses and risks, in each case, in such amounts as are prudent and customary in the business in which they are engaged.

                  (t) Arthur Andersen LLP are independent public accountants with respect to the Company within the meaning of the Securities Act.

                  (u) The financial statements, together with related schedules and notes forming part of the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated in the Registration Statement and the Prospectus at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) is, to the Company's knowledge, in all material respects, accurately presented and prepared on a basis reasonably consistent with the books and records of the Company.

                  (v) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

                  (w) The Company has an authorized, issued and outstanding capitalization as set forth in the Registration Statement and the Prospectus and all of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and

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         are fully paid and nonassessable and were not issued in violation of or subject to any preemptive rights.

                  (x) There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, the Company or any subsidiary thereof except as otherwise disclosed in the Prospectus.

                  (y) The Company has disclosed in the Prospectus, or otherwise disclosed to the Representatives in writing, any business relationships or related party transactions of the type that is required to be disclosed by Item 404 of Regulation S-K of the Commission.

                  (z) There is (i) no significant unfair labor practice complaint pending against the Company or any of its subsidiaries or, to the best knowledge of the Company, threatened against any of them, before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or arbitration proceeding arising out of or under any collective bargaining agreement is pending against the Company or any of its subsidiaries or, to the best knowledge of the Company, threatened against any of them, and (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Company or any of its subsidiaries or, to the best knowledge of the Company, threatened against it or any of its subsidiaries except for such actions specified in clause (i) or (ii) above, which, singly or in the aggregate, could not reasonably be expected to have a material adverse effect (financial or otherwise) on the Company and its subsidiaries, taken as a whole.

                  (aa) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and
         (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (bb) All material tax returns required to be filed by the Company and each of its subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or any of its subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

                  (cc) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent applications, trademarks, service marks,

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         trade names, licenses, copyrights and proprietary or other confidential information currently employed by them in connection with their respective businesses, and neither the Company nor any such subsidiary has received any notice of infringement of or conflict with asserted rights of any third party with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in any material adverse change in the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, except as described in or contemplated by the Prospectus.

                  (dd) The Company is not, and upon consummation of the transactions contemplated by this Agreement will not be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT"), or be subject to registration under the Investment Company Act.

                  (ee) The Company and each of its affiliates has not taken and will not take, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares and neither the Company nor any of its affiliated purchasers (as defined in Rule 100 of Regulation M under the Exchange Act) will take any action prohibited by Regulation M under the Exchange Act.

                  2. PURCHASE, SALE AND DELIVERY OF THE SHARES. (a) Subject to the terms and conditions herein set forth and on the basis of the representations, warranties, covenants and agreements herein contained, the Company agrees to sell 5,000,000 Firm Shares to the Underwriters, and each Underwriter agrees, severally, but not jointly, to purchase from the Company the number of Firm Shares, set forth opposite the name of such Underwriter on
Schedule I hereto, plus any additional number of Firm Shares which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 9 hereof.

                  Payment of the purchase price for, and delivery of, the Firm Shares, shall be made at the offices of Latham & Watkins, 885 Third Avenue, New York, New York 10022 at 9:30 a.m. (New York time) on the third business day (unless postponed in accordance with this Agreement or, if the Firm Shares are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m., New York time, the fourth business day) following the date of this Agreement or at such other time or on such other date but not later than ten business days after such date as shall be mutually agreed in writing between the Company and Bear, Stearns & Co. Inc. on behalf of the Representatives (the time and date of such payment and delivery being herein called the "FIRST CLOSING DATE"). The Company shall deliver or cause to be delivered the Firm Shares in such denominations and registered in such names as Bear, Stearns & Co. Inc. on behalf of the Representatives may request in writing at least two full business days prior to the First Closing Date. Payment shall be made to the Company on the First Closing Date by certified or official bank check or checks drawn in federal funds or same day funds payable to the order of the Company or by wire transfer in same day funds to the Company, against delivery to Bear, Stearns & Co. Inc. on behalf of Representatives, on behalf of the Underwriters, of the Firm

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Shares. The Company will permit the Representatives to examine and package such certificates for delivery at least one full business day prior to the First Closing Date. For purposes of this Section 2, the term "business day" shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions are authorized or required by law or government action to close in the State of New York.

                  (b) In addition, the Company has granted to the Underwriters, solely for the purpose of covering over-allotments, if any, in the sale of Firm Shares, an option (the "OPTION") to purchase all or any portion of the Additional Shares, in pro rata proportion with respect to the Firm Shares sold by the Company hereunder, exercisable on or before the thirtieth day following the date of this Agreement, by written notice by Bear, Stearns & Co. Inc. on behalf of the Representatives to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the Option is being exercised and the date and time, as reasonably determined by Bear, Stearns & Co. Inc. on behalf of the Representatives, when the Additional Shares are to be delivered (such date and time being herein sometimes referred to as the "ADDITIONAL CLOSING DATE;" the First Closing Date and the Additional Closing Date may be referred to herein as the "CLOSING DATE"); provided, however, that the Additional Closing Date shall not be earlier than the First Closing Date or, if the Additional Closing Date is to occur on a date other than the First Closing Date, earlier than the third business day after the date on which the Option shall have been exercised nor later than the eighth business day after the date on which the Option shall have been exercised (unless such time and date are postponed in accordance with the provisions of this Agreement). Certificates for the Additional Shares shall be registered in such name or names and in such authorized denominations as Bear, Stearns & Co. Inc. on behalf of the Representatives may request in writing at least two full business days prior to the Additional Closing Date. The Company will permit the Representatives to examine and package such certificates for delivery at least one full business day prior to the Additional Closing Date.

                  Payment of the purchase price for, and delivery of, the Additional Shares shall be made at the offices of Latham & Watkins, 885 Third Avenue, New York, New York 10022 at 9:30 a.m. (New York time) on the Additional Closing Date (unless postponed in accordance with this Agreement). Payment for the Additional Shares shall be made to the Company by certified or official bank check or checks in federal funds or similar same day funds payable to the order of the Company or by wire transfer in same day funds to the Company, against delivery to Bear, Stearns & Co. Inc. on behalf of the Representatives, on behalf of the Underwriters, of the Additional Shares.

                  (c) The price to be paid by the Underwriters for both the Firm Shares and the Additional Shares shall be $26.67 per Share.

                  3. OFFERING. Upon your authorization of the release of the Shares, the several Underwriters propose to offer the Shares for sale to the public initially upon the terms set forth in the Prospectus.

                  4. AGREEMENTS OF THE COMPANY. The Company agrees with the Underwriters that:

                  (a) Immediately following the execution of this Agreement, the Company will prepare a Prospectus Supplement setting forth the number of Shares covered thereby and their terms not otherwise specified in the Basic Prospectus, the price at which the Shares are to be purchased by the Underwriters from the Company, and such other information as the Representatives and the Company deem appropriate in connection with the offering of the Shares; and the Company will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424(b) of the Regulations and will furnish to the Representatives as many copies of the Prospectus (including such Prospectus Supplement) as they shall reasonably request.

                  (b) The Company will make no further amendment or supplement to the Registration Statement or Prospectus, except as permitted herein; and, if at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act, any event shall have occurred as a result of which the Prospectus as then amended and supplemented would, in the judgment of Bear, Stearns & Co. Inc. on behalf of the Representatives, include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Registration Statement or Prospectus in order to comply with the Securities Act or the Regulations or to file under the Exchange Act so as to comply therewith any document incorporated by reference in the Registration Statement or the Prospectus or in any amendment thereof or supplement thereto, the Company will notify the Representatives, afford the Representatives a reasonable opportunity to comment on any such proposed amendment or supplement, upon the Representatives' request, prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus, which will correct such statement or omission or effect such compliance, and use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

                  (c) During the period in which a prospectus is required to be delivered under the Securities Act or Exchange Act in connection with sales of the Shares by an underwriter or dealer, the Company will advise the Representatives promptly (i) of receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose; (ii) of any downgrading in the rating accorded any of the securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any such securities (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading of such rating) as soon as the Company learns of any such downgrading or public announcement; (iii) after it receives notice of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus; or (iv) of any request by the Commission for the amending or supplementing of the Registration Statement and any preliminary prospectus or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or suspending any such qualification, the Company will use its reasonable efforts to obtain its withdrawal.

                  (d) The Company will furnish the Representatives with such number of manually signed copies of the Registration Statement, including all exhibits, amendments and documents incorporated by reference therein, as reasonably requested by the Representatives and, during the period in which a prospectus is required to be delivered under the Securities Act or Exchange Act in connection with sales of the Shares by an underwriter or dealer, to furnish the Underwriters copies of any preliminary prospectus and Prospectus, and all amendments and supplements, in such quantities as the Representatives may from time to time reasonably request.

                  (e) The Company will make generally available (within the meaning of Section 11(a) of the Securities Act) to its security holders and to the Underwriters as soon as practicable, but in any event not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the date of the Prospectus occurs, an earnings statement of the Company and its subsidiaries (which need not be audited) complying with the provisions of Rule 158 of the Regulation covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement.

                  (f) Prior to the date hereof, the Company has applied for listing of these Shares on the New York Stock Exchange and will use its best efforts to complete that listing, subject only to official notice of issuance, prior to the First Closing Date.

                  (g) The Company will not (and will cause its affiliates not to) take, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares and neither the Company nor any of its affiliated purchasers (as defined in Rule 100 of Regulation M under the Exchange Act) will take any action prohibited by Regulation M under the Exchange Act.

                  (h) The Company will apply the net proceeds of the issue and sale of the Shares to be sold by the Company as set forth under the caption "Use of Proceeds" in the Prospectus.

                  (i) During a period of three years from the date of the Prospectus, the Company will furnish to Bear, Stearns & Co. Inc. on behalf of the Underwriters as soon as available a copy of each report or other publicly available information of the Company mailed to the security holders of the Company or filed with the Commission and such other publicly available information concerning the Company and its subsidiaries as the Underwriters may reasonably request.

                  (j) The Company will use its best efforts to do and perform, or cause to be done or performed, all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date, and to satisfy all conditions precedent to the delivery of the Shares.

                  (k) The Company will endeavor in good faith, in cooperation with the Underwriters, at or prior to the time of the date of the Prospectus, to qualify, to the extent necessary, the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of such jurisdictions within the United States of America as the Underwriters may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process.

                  (l) During the period of 90 days from the date of the Prospectus, the Company will not, directly or indirectly, without the prior written consent of Bear, Stearns & Co. Inc., offer, sell, contract to sell, swap, make any short sale, pledge, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, grant any option to purchase or otherwise dispose (or publicly announce the intention to do any of the foregoing) of, or file or announce the filing of any registration statement in connection with the offer or sale of, any shares of Common Stock of the Company (or any securities convertible into, exercisable for or exchangeable for shares of Common Stock of the Company), and the Company will obtain the undertaking of each of the directors, executive officers and certain other officers listed in the "Management" section of the Prospectus Supplement and the former stockholders of Data Base, Inc. that are a party to the Stock Purchase Agreement with the Company, dated as of February 28, 1999, as may be amended from time to time (the "DATA BASE AGREEMENT"), not to engage in any of the aforementioned transactions on their own behalf. Notwithstanding the foregoing, during such period the Company may (i) issue Common Stock upon the exercise of presently outstanding stock options and issue options to purchase shares of Common Stock pursuant to any of its stock option plans existing on the date of this Agreement, and (ii) enter into and perform acquisition agreements that may obligate the Company to issue up to an aggregate 1,000,000 shares of Common Stock pursuant thereto and issue shares of Common Stock pursuant to such agreements, so long as the persons receiving or to receive such shares in accordance with this clause (ii) agree in writing to be bound to the same degree that Company is bound pursuant to this Section 4(l) for any period remaining under the Company's agreement hereunder.

                  (m) During the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, the Company will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the rules and regulations thereunder.

                  5. EXPENSES. The Company will pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Sections 9 or 11 hereof, including all costs and expenses incident to (a) the printing or other production of documents with respect to the transactions, including any costs of printing and filing with the Commission of any preliminary prospectus and the Prospectus and the printing and distribution of any underwriting documents, including this Agreement, (b) all arrangements relating to the delivery to the Underwriters of copies of the foregoing and related documents, (c) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Company, (d) the costs incident to the issuance, transfer and delivery of the Shares to the Underwriters, including any stamp, value-added or transfer or other taxes payable thereon, (e) the preparation, issuance and delivery to the Underwriters of any stock certificates evidencing the Shares, (f) the qualification of the Shares under state or foreign securities or "blue sky" laws, including the costs of printing and mailing a preliminary and final "Blue Sky Survey" and the filing fees and reasonable fees and disbursements of counsel for the Underwriters relating thereto (if any), (g) all expenses and listing fees in connection with the listing of the Shares on the New York Stock Exchange, (h) the costs and charges (including fees and disbursements of counsel) of the transfer agent and registrar, and (i) any meetings with prospective investors in the Shares (other than as shall have been specifically approved by the Representatives to be paid for by the Underwriters); PROVIDED, HOWEVER, that the Underwriters will reimburse the Company for certain mutually agreed upon costs and expenses incident to the Company's offering of the Shares.

                  6. CONDITIONS TO UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters to purchase the Firm Shares under this Agreement are subject to the satisfaction of each of the following conditions:

                  (a) The Registration Statement shall continue to be effective as of the First Closing Date; the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the Regulations; no stop order suspending the Registration Statement or the Prospectus or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of Bear, Stearns & Co. Inc. on behalf of the Representatives.

                  (b) All the representations and warranties of the Company contained in this Agreement shall be true and correct on the First Closing Date with the same force and effect as if made on and as of the First Closing Date.

                  (c) (i) Since the date of the latest balance sheet included in the Prospectus, there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the business, prospects, financial condition or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, except as otherwise described in the Prospectus, (ii) since the date of the latest balance sheet included in the Prospectus, there shall not have been any material change, or any development involving a prospective material adverse change, in the capital stock or in the long-term debt of the Company from that set forth in the Prospectus, (iii) the Company and its subsidiaries shall have no liability or obligation, direct or contingent, which is material to the Company and its subsidiaries, taken as a whole, other than those described in the Prospectus and (iv) on the First Closing Date you shall have received a certificate dated the First Closing Date, signed by C. Richard Reese, in his capacity as Chairman of the Board and Chief Executive Officer, and by John F. Kenny, Jr., in his capacity as Executive Vice President and Chief Financial Officer of the Company, confirming the matters set forth in paragraphs (b), (c) and (i) of this
         Section 6.

                  (d) The Underwriters shall have received on the First Closing Date an opinion (satisfactory to the Underwriters and counsel for the Underwriters), dated the First Closing Date, of Sullivan & Worcester LLP, counsel for the Company, to the effect that:

                           (i) each of the Company and its subsidiaries set
                  forth on Schedule II hereto (the "SIGNIFICANT SUBSIDIARIES") has been duly incorporated or formed, is validly existing as a corporation or limited liability company in good standing under the laws of its jurisdiction of incorporation or formation and has the corporate or limited liability company power and authority required to carry on its business as it is currently being conducted and to own, lease and operate its properties;

                           (ii) each of the Company and the Significant
                  Subsidiaries is duly qualified and is in good standing as a foreign corporation or limited liability company authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                           (iii) all of the outstanding shares of capital stock
                  of, or other ownership interests in, each of the Company's Significant Subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable, and except as set forth in the Prospectus are owned beneficially by the Company, free and clear of any perfected security interest, or, to the knowledge of such counsel, any other security interest, claim, lien, encumbrance or adverse interest of any nature;

                           (iv) the Company has an authorized, issued and
                  outstanding capitalization as set forth in the Registration Statement and the Prospectus and all of the outstanding shares of capital stock have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of or subject to any preemptive or similar rights to subscribe for or to purchase securities of the Company contained in the Amended and Restated Certificate of Incorporation or the Amended and Restated By-Laws of the Company or in any agreements of the Company of which such counsel has knowledge. The Firm Shares have been duly and validly authorized and, when issued and delivered to and paid for by the Underwriters in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable and will not have been issued in violation of or subject to any preemptive rights or similar rights to subscribe for or to purchase securities of the Company contained in the Amended and Restated Certificate of Incorporation or the Amended and Restated By-Laws of the Company or in any agreements of the Company of which such counsel has knowledge. To such counsel's knowledge, no holder of securities of the Company has any right which has not been fully waived in writing to request or require the Company to register the offer or sale of any securities owned by such holder under the Securities Act in connection with the public offering contemplated by this Agreement. The Common Stock and the Firm Shares conform to the descriptions thereof contained in the Registration Statement and the Prospectus;

                           (v) this Agreement has been duly authorized, executed
                  and delivered by the Company and is a valid and binding agreement of the Company enforceable in accordance with its terms except as (A) rights to indemnity and contribution hereunder may be limited by applicable law, (B) enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally and (C) the availability of equitable remedies may be limited by equitable principles of general applicability;

                           (vi) the statements under the captions "Description
                  of Capital Stock" and "Underwriting" in the Prospectus, as amended or supplemented, insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings;

                           (vii) to such counsel's knowledge, neither the
                  Company nor any of its subsidiaries is in violation of its respective charter or by-laws or comparable organizational documents and, to such counsel's knowledge, neither the Company nor any of its subsidiaries is in default in the performance of any obligation, agreement or condition contained in the Memogarde Agreement, except as such defaults would not, singly or in the aggregate, result in a material adverse change in the business, prospects, financial condition or results of operations of the Company or any of its subsidiaries, taken as a whole;

                           (viii) The execution, delivery and performance of
                  this Agreement and compliance by the Company with all the provisions hereof, and the consummation of the transactions contemplated hereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the Securities Act and under the securities or Blue Sky laws of the various states or jurisdictions of or outside the United States in connection with the offer and sale of the Shares), and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws or comparable organizational documents of the Company or any of its Significant Subsidiaries or any agreement, indenture or other instrument known to such counsel to which it or any of its Significant Subsidiaries is a party or by which it or any of its Significant

                  Subsidiaries or their respective property is bound, or violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Company, any of its subsidiaries or their respective property;

                           (ix) such counsel does not know (A) of any legal or
                  governmental proceeding pending or threatened to which the Company or any of its subsidiaries is a party or to which any of their respective property is subject which is required to be described in the Prospectus and is not so described, or (B) of any contract or other document which is required to be described in the Prospectus and is not so described;

                           (x) to such counsel's knowledge, (A) neither the
                  Company nor any of its subsidiaries is in violation of any federal or state law or regulation relating to the storage, handling or transportation of hazardous or toxic materials,
                  (B) the Company and its subsidiaries have received all permits, licenses or other approvals required of them under applicable federal and state environmental laws and regulations to conduct their respective businesses as described in the Prospectus and (C) the Company and each of its subsidiaries is in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals as would not, singly or in the aggregate, result in a material adverse change in the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole;

                           (xi) the Company is not, and upon consummation of the
                  transactions contemplated by this Agreement will not be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act or subject to registration under the Investment Company Act;

                           (xii) such counsel believes that (except for
                  financial statements, schedules and other financial and statistical information contained therein) (1) the Registration Statement (or any documents incorporated by reference therein), does not contain and, at the time the Registration Statement became effective, did not contain any untrue statement of a material fact or omit or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and
                  (2) the Prospectus, as amended or supplemented, if applicable, (or any documents incorporated by reference therein), as of its date and at the date of such opinion, did not and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                           (xiii) The Registration Statement has become
                  effective under the Act, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings therefor have been initiated or threatened by the Commission and all filings required by Rule 424(b) of the Regulations have been made;

                           (xiv) The Registration Statement, the Prospectus and
                  each amendment thereof or supplement thereto (except the financial statements, schedules and other financial and statistical information contained or incorporated by reference therein), as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Securities Act and the Regulations;

                           (xv) Each document filed pursuant to the Exchange Act
                  and incorporated by reference in the Registration Statement and the Prospectus or any amendment thereof or supplement thereto (except the financial statements, schedules and other financial and statistical information contained or incorporated by reference therein) when they were filed with the Commission complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the respective rules and regulations of the Commission thereunder; and

                           (xvi) The Common Stock currently outstanding is
                  approved for listing on, and the Shares to be sold under this Agreement to the Underwriters are duly authorized for listing, on the New York Stock Exchange.

                           In giving such opinion with respect to the matters
                  covered by clause (xii) such counsel may state that their opinion and belief are based upon their participation in the preparation of the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified. Notwithstanding the foregoing, the opinion with respect to the matters covered by clause (i),
                  (ii) and (iii), relating to BDM and its subsidiaries, may be delivered by Eversheds or other U.K. counsel reasonably satisfactory to the Underwriters.

                  (e) The Underwriters shall have received on the First Closing Date an opinion (satisfactory to Bear, Stearns & Co. Inc. on behalf of the Underwriters and counsel for the Underwriters), dated the First Closing Date, of Garry B. Watzke, Esq., general counsel for the Company, as to the matters referred to in clauses (vi), (viii), (ix) and (xii) of the foregoing paragraph (d) and as to the following additional matters:

                           (i) to such counsel's knowledge, neither the Company
                  nor any of its subsidiaries is in violation of its respective charter or by-laws or comparable organizational documents and, to such counsel's knowledge, neither the Company nor any of its subsidiaries is in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective properties are bound;

                           (ii) all leases to which the Company or any of its
                  subsidiaries is a party relating to real property in Massachusetts or California are valid and binding and no default has occurred or is continuing thereunder, which might result in any material adverse change in the business, prospects, financial condition or results of operations of the Company and its subsidiaries taken as a whole, and the Company and its subsidiaries enjoy peaceful and undisturbed possession under all such leases to which any of them is a party as lessee with such exceptions as do not materially interfere with the use made by the Company or such subsidiary; and

                           (iii) to such counsel's knowledge, the Company and
                  each of its subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("PERMITS"), including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease and operate its respective properties and to conduct its respective business in the manner described in the Prospectus; to such counsel's knowledge without having conducted any independent investigation, the Company and each of its subsidiaries has fulfilled and performed all of its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any other material impairment of the rights of the holder of any such permit, except in each case as would not, singly or in the aggregate, have a material adverse effect (financial or otherwise) on the Company and its subsidiaries, taken as a whole and, except as described in the Prospectus, such permits contain no restrictions that materially interfere with the business or operations of the Company or any of its subsidiaries as currently conducted.

                  In giving such opinion with respect to the matters covered by clause (xii) of the foregoing paragraph (d) such counsel may state that his opinion and belief are based upon his participation in the preparation of the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

                  (f) The opinions of Sullivan & Worcester LLP and Garry B. Watzke described in paragraphs (d) and (e) above, respectively, shall be rendered to the Underwriters at the request of the Company and shall so state therein.

                  (g) The Underwriters shall have received on the First Closing Date an opinion, dated the First Closing Date, of Latham & Watkins, counsel for the Underwriters, as to such matters as the Underwriters shall reasonably request.

                  (h) The Underwriters shall have received a letter or letters on and as of the date of this Agreement (each, an "INITIAL LETTER"), in form and substance satisfactory to the Representatives, from Arthur Andersen LLP (with respect to Iron Mountain Incorporated,

         Midwest Records Management, Sloan Vaults, Inc. and Affiliates and InterMation, Inc.), Abbott, Stringham & Lynch (with respect to Records Retention/FileSafe, L.P.), Robson Rhodes (with respect to BDM), Ernst & Young LLP (with respect to Arcus Technology Services, Inc., Arcus Group, Inc. and HIMSCORP, Inc. and Subsidiaries), Moss Adams LLP (with respect to Data Base, Inc. and Affiliate), Brach, Neal, Daney & Spence, LLP (with respect to First American Records Management, Inc.) and Carbis Walker & Associates, LLP (with respect to National Underground Storage, Inc.), each independent public accountants, with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus and a letter or letters on and as of the First Closing Date, in form and substance satisfactory to the Representatives, from Arthur Andersen LLP, Abbott, Stringham & Lynch, Robson Rhodes, Ernst & Young LLP, Moss Adams LLP, Brach, Neal, Daney & Spence, LLP, and Carbis Walker & Associates, LLP confirming the information contained in the initial letter or letters provided by such accountants.

                  (i) The Company shall not have failed at or prior to the First Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company at or prior to the First Closing Date.

                  (j) Prior to the First Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

                  (k) The Company shall have delivered to you prior to the date of this Agreement the agreements executed in accordance with Section 4(l) hereof.

                  (l) At the First Closing Date, the Shares shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance and evidence of satisfactory distribution.

                  If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to the Representatives or to Underwriters' Counsel pursuant to this Section 6 shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and to Underwriters' Counsel, all obligations of the Underwriters hereunder may be canceled by the Underwriters at, or at any time prior to, the First Closing Date and the obligations of the Underwriters to purchase the Additional Shares may be canceled by the Underwriters at, or at any time prior to, the Additional Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telephone, telex or telegraph, confirmed in writing.

                  The respective obligations of the several Underwriters to purchase and pay for any Additional Shares shall be subject, in their discretion, to each of the foregoing conditions to purchase the Firm Shares, except that all references to the Firm Shares and the First Closing Date shall be deemed to refer to such Additional Shares and the Additional Closing Date, respectively.

                  7. INDEMNIFICATION. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including, but not limited to, reasonable attorneys' fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; provided, however, that the Company shall not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or omission, or alleged untrue statement or omission, made therein in reliance upon and in conformity with written information furnished to the Company by, or on behalf of, any Underwriter through the Representatives expressly for use therein. This indemnity obligation will be in addition to any liability which the Company may otherwise have, including under this Agreement.

                  (b) Each Underwriter, severally, but not jointly, agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), jointly or severally, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or omission, or alleged untrue statement or omission, made therein in reliance upon and in conformity with written information furnished to the Company by, or on behalf of, any Underwriter through the Representatives expressly for use therein; PROVIDED, HOWEVER, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder. The Company acknowledges that (i) the statements set forth in the last paragraph of the inside front cover of the

Prospectus and (ii) the names of the Underwriters listed in the table within, and the second to last paragraph of, the Underwriting Section of the Prospectus constitute the only information furnished to the Company in writing by, or on behalf of, any Underwriter expressly for use in the Prospectus or in any amendment thereof or supplement thereto.

                  (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7, or otherwise). In case any such action is brought against any indemnified party, and such indemnified party notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in the defense of such action, and to the extent such indemnifying party may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party to assume the defense thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties (it being understood, however, that the indemnifying party shall not be liable in any one action or separate but substantially similar or related actions in the same jurisdiction for the expenses of more than one separate counsel and one additional local counsel). Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent (which consent may not be unreasonably withheld). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability or claims that are the subject matter of such proceeding.

                  8. CONTRIBUTION. In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received from persons who may also be liable for contribution, including officers and directors of the Company and persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) to which the Company, on the one hand, and one or more of the Underwriters, on the other hand, may be subject as incurred in such proportions as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 7 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the offering of the Shares (net of discounts to the Underwriters but before deducting expenses) received by the Company and (y) the total discounts and commissions received by the Underwriters bear to the total price to the public of the Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand, and of the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by PRO RATA allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares purchased by it were offered to investors exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 8, each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Underwriters, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and each officer and each director of the Company shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise, except to the extent that it has been prejudiced in any material respect by the omission to so notify. No party shall be liable for contribution with respect to any action or claim settled without its consent (which consent may not be unreasonably withheld).

                  9. DEFAULT BY AN UNDERWRITER.

                  (a) If one or more of the Underwriters shall fail at each applicable Closing Date to purchase the Shares which it or they are obligated to purchase under this Agreement (the "DEFAULTED SHARES") and such Defaulted Shares do not exceed in the aggregate 10% of the aggregate principal amount of the Shares, then each non-defaulting Underwriter shall purchase an aggregate amount of the Defaulted Shares equal to the proportion that the aggregate principal amounts of Shares to be purchased by such Underwriter as set forth opposite such Underwriter's name on Schedule I hereto bears to the aggregate principal amount of Shares to be purchased by all non-defaulting Underwriters.

                  (b) Notwithstanding the foregoing, if the Defaulted Shares equal or exceed in the aggregate 10% of the aggregate principal amount of the Shares, then the non-defaulting Underwriters shall have the right, within 48 hours after the Closing Date, to make arrangements for one or more of such non-defaulting Underwriters to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon among such non-defaulting Underwriters and upon the terms herein set forth; PROVIDED that if the non-defaulting Underwriters shall not have completed such arrangements within such 48-hour period, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters or the Company.

                  No action taken pursuant to this Section 9 shall relieve any defaulting Underwriter from liability in respect of its default.

                  In the event of any such default which does not result in a termination of this Agreement, any of the non-defaulting Underwriters or the Company shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Prospectus or in any other documents or arrangements.

                  10. SURVIVAL OF REPRESENTATIONS AND AGREEMENTS. All representations and warranties, covenants and agreements of the Underwriters or the Company contained in this Agreement, including, without limitation, the agreements contained in Sections 4 and 5, the indemnity agreements contained in
Section 7 and the contribution agreements contained in Section 8, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters or any controlling person thereof or by or on behalf of the Company, any of its officers and directors or any controlling person thereof, and shall survive delivery of and payment for the Shares to and by the Underwriters. The representations contained in Section 1 and the agreements contained in Sections 2 (to the extent provided in Section 9), 5, 7 and 8 and this Section 10 shall survive the termination of this Agreement, including termination pursuant to Section 9 or 11.

                  11. TERMINATION. (a) The Representatives shall have the right to terminate this Agreement at any time prior to the Closing Date:

                  (i) if any domestic or international event or act or occurrence has materially disrupted, or in the Representatives' sole opinion will in the immediate future materially disrupt, the market for the Company's securities or the United States or international securities markets in general;

                  (ii) if trading on the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers Automated Quotation System shall have been suspended or materially limited;

                  (iii) if a banking moratorium has been declared by any United States federal or New York State authority or if any new restriction materially adversely affecting the distribution of the Shares shall have become effective;

                  (iv) if the United States becomes engaged in hostilities or there is an escalation of hostilities involving the United States or there is a declaration of a national emergency or war by the United States; or

                  (v) if there shall have been any other change in political, financial or economic conditions, if the effect of such event in the sole judgment of the Representatives is to make it impracticable or inadvisable to proceed with the offering, sale and delivery of the Shares on the terms contemplated by the Prospectus.

                  (b) Any notice of termination pursuant to this Section 11 shall be made to the Company by telephone, telex or telegraph, confirmed in writing by letter.

                  (c) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to Section 9(b) or 11(a)), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with the provision hereof, the Company will, subject to demand by the Representatives, reimburse the Underwriters for all out-of-pocket expenses (including the fees and expenses of their counsel), incurred by the Underwriters in connection herewith.

                  12. NOTICE. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to any Underwriter, shall be mailed, delivered, telecopied, telexed or telegraphed and confirmed in writing, to such Underwriter, c/o Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167 Attention: Christopher Churchill; with a copy to Latham & Watkins, 885 Third Avenue, New York, New York 10022, Attention:
Robert A. Zuccaro; if sent to the Company, shall be mailed, delivered, telecopied, telexed or telegraphed and confirmed in writing to Iron Mountain Incorporated, 745 Atlantic Avenue, 10th Floor, Boston, Massachusetts 02111,
Attention: Chief Executive Officer; with a copy to Sullivan & Worcester LLP, One Post Office Square, Boston, Massachusetts 02109, Attention: William J. Curry.

                  13. CONSENT TO JURISDICTION; WAIVER OF IMMUNITIES. (a) The
Company:

                           (i) irrevocably submits to the jurisdiction of any
                  New York State or federal court sitting in New York City and any appellate court from any thereof in any action or proceeding arising out of or relating to this Agreement or any other document delivered hereunder;

                           (ii) irrevocably agrees that all claims in respect of
                  any such action or proceeding may be heard and determined in such New York State court or in such federal court; and

                           (iii) irrevocably waives, to the fullest extent
                  permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding and irrevocably consents, to the fullest extent permitted by law, to service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Company at its address as provided in Section 12 of this Agreement, such service to become effective five days after such mailing;

                  (b) Nothing in this Section 13 shall affect the right of any person to serve legal process in any other manner permitted by law or affect the right of any person to bring any action or proceeding against the Company or its properties in the courts of other jurisdictions.

                  14. PARTIES. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriters, the Company and the controlling persons, directors, officers, employees and agents referred to in Sections 7 and 8, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Shares from the Underwriters.

                  15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York for contracts made and to be fully performed in such state without regard to the conflict of law principles thereof.

                  16. COUNTERPARTS. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                             Very truly yours,

                             IRON MOUNTAIN INCORPORATED


                             By:    / S /  C. RICHARD REESE
                                    -----------------------
                                    Name:   C. Richard Reese
                                    Title:  Chairman and Chief Executive Officer


Accepted as of the date first above written:

BEAR, STEARNS & CO. INC.
WILLIAM BLAIR & COMPANY L.L.C.
PRUDENTIAL SECURITIES INCORPORATED
WASSERSTEIN PERELLA SECURITIES, INC.

By:  / S /  STEPHEN PARISH
     ----------------------
     Name:    Stephen Parish
     Title:   Senior Managing Director
     On behalf of themselves and the other
     Underwriters named on Schedule I hereto

                                   SCHEDULE I

                                                                                      Number of Additional Shares to
                                                   Total Number of Firm Shares To     be Purchased if Maximum Option
              Name of Underwriter                           Be Purchased                       is Exercised
              -------------------                  -----------------------------      ------------------------------
Bear, Stearns & Co., Inc.                                     2,760,000                            414,000

William Blair & Company L.L.C.                                1,150,000                            172,500

Prudential Securities Incorporated                              460,000                             69,000

Wasserstein Perella Securities, Inc.                            230,000                             34,500

Allen & Company Incorporated                                    100,000                             15,000

BancBoston Robertson Stephens Inc.                              100,000                             15,000

CJS Securities, Inc.                                            100,000                             15,000

Jefferies & Company, Inc.                                       100,000                             15,000
                                                              ---------                            -------
                                                              ---------                            -------
                             Total                            5,000,000                            750,000


                                   SCHEDULE II

                        LIST OF SIGNIFICANT SUBSIDIARIES


                               Name                  State or Jurisdiction of
-------------------------------------------------          Incorporation
                                                    -------------------------
Iron Mountain Records Management, Inc.                       Delaware

Iron Mountain of Maryland LLC                                Delaware

Iron Mountain/Safesite, Inc.                                 Delaware

Arcus Data Security, Inc.                                    Delaware

Arcus Staffing Resources, Inc.                               Delaware

Iron Mountain/National Underground Storage, Inc.             Delaware

Criterion Atlantic Property, Inc.                            Delaware

Britannia Data Management Limited                         United Kingdom
